Exhibit 1

Westpac GROUP

ASX Release

Level 18, 275 Kent Street
Sydney, NSW, 2000

2 November 2020

Appendix 4G and 2020 Corporate Governance Statement

Westpac Banking Corporation ("Westpac") today provides the attached Appendix 4G and Westpac Group 2020 Corporate Governance Statement.

For further information:

David Lording
Group Head of Media Relations
0419 683 411

Andrew Bowden
Head of Investor Relations
0438 284 863

This document has been authorised for release by Tim Hartin, General Manager & Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Rules 4.7.3 and 4.10.3[1]

Appendix 4G

Key to Disclosures
Corporate Governance Council Principles and Recommendations

Name of entity:

Westpac Banking Corporation

ABN / ARBN:	**Financial year ended:**
33 007 457 141	30 September 2020

Our corporate governance statement[2] for the above period above can be found at:[3]

☐ These pages of our annual report:

☒ This URL on our website: https://www.westpac.com.au/about-westpac/westpac-group/corporate-governance/corporate-governance-overview/

The Corporate Governance Statement is accurate and up to date as at 1 November 2020 and has been approved by the board.

The annexure includes a key to where our corporate governance disclosures can be located.

Date:	2 November 2020
Name of Director or Secretary authorising lodgement:	Tim Hartin

[1] Under Listing Rule 4.7.3, an entity must lodge with ASX a completed Appendix 4G at the same time as it lodges its annual report with ASX.

Listing Rule 4.10.3 requires an entity that is included in the official list as an ASX Listing to include in its annual report either a corporate governance statement that meets the requirements of that rule or the URL of the page on its website where such a statement is located. The corporate governance statement must disclose the extent to which the entity has followed the recommendations set by the ASX Corporate Governance Council during the reporting period. If the entity has not followed a recommendation for any part of the reporting period, its corporate governance statement must separately identify that recommendation and the period during which it was not followed and state its reasons for not following the recommendation and what (if any) alternative governance practices it adopted in lieu of the recommendation during that period.

Under Listing Rule 4.7.4, if an entity chooses to include its corporate governance statement on its website rather than in its annual report, it must lodge a copy of the corporate governance statement with ASX at the same time as it lodges its annual report with ASX. The corporate governance statement must be current as at the effective date specified in that statement for the purposes of rule 4.10.3.

[2] "Corporate governance statement" is defined in Listing Rule 19.12 to mean the statement referred to in Listing Rule 4.10.3 which discloses the extent to which an entity has followed the recommendations set by the ASX Corporate Governance Council during a particular reporting period.

[3] Mark whichever option is correct and then complete the page number(s) of the annual report, or the URL of the web page, where the entity's corporate governance statement can be found. You can, if you wish, delete the option which is not applicable.

Throughout this form, where you are given two or more options to select, you can, if you wish, delete any option which is not applicable and just retain the option that is applicable. If you select an option that includes "OR" at the end of the selection and you delete the other options, you can also, if you wish, delete the "OR" at the end of the selection.

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ANNEXURE – KEY TO CORPORATE GOVERNANCE DISCLOSURES

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2WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT Corporate governance Introduction This Corporate Governance Statement, which has been approved by the Board, describes our corporate governance framework, policies and practices as at 1 November 2020. Framework and our approach to governance Corporate governance is the framework of systems, policies and processes by which we operate, make decisions and hold people to account. The framework establishes the roles and responsibilities of Westpac’s Board and management. It also establishes the systems, policies and processes for monitoring and evaluating Board and management performance and the practices for corporate reporting, disclosure, remuneration, risk management and engagement of security holders. Our approach to corporate governance is based on a set of values and behaviours that underpin our day-to-day activities, and are designed to promote transparency, fair dealing and the protection of stakeholder interests. It includes aspiring to the highest standards of corporate governance, which Westpac sees as fundamental to the sustainability of our business and our performance. In July 2020, we announced the findings of our reassessment of our Culture, Governance and Accountability Program which was undertaken in response to a request from APRA. The reassessment found that important shortcomings remain in Westpac’s culture, governance and accountability frameworks and practices and highlighted that important aspects of Westpac’s non-financial risk culture have been ‘immature and reactive’. Westpac is focused on addressing the shortcomings identified by the reassessment, including through a program called Customer Outcomes and Risk Excellence (CORE). CORE is a comprehensive, Group-wide transformation program that focuses on oversight of non-financial risk, and on strengthening our risk culture, risk frameworks and risk management capability. While the Board is responsible for the governance of the CORE program, oversight of the CORE program workstreams has been allocated to the Board Legal, Regulatory & Compliance Committee. In addition, the CORE workstream - ‘Board Governance of Non-Financial Risk’ - is sponsored by the Chairs of the Board Risk Committee and the Board Legal, Regulatory & Compliance Committee. For further information refer to the Strategic Review, in our 2020 Annual Report and to the Risk Management Section of this Corporate Governance Statement below. In addition, we regularly review local and global developments in corporate governance to assess their implications and to respond to changes in the operating environment. We also seek to improve our systems, processes and policies and look to strengthen our frameworks to reflect changing expectations where appropriate. We have equity securities quoted on securities exchanges in Australia, New Zealand and the United States. Australia The principal listing of Westpac ordinary shares is on the ASX, trading under the code WBC. Westpac also has hybrid securities, capital notes, senior notes and subordinated notes listed on the ASX. We have followed the ASX Corporate Governance Principles and Recommendations (third edition) (ASXCGC Recommendations) published by the ASX Limited’s Corporate Governance Council (ASXCGC) throughout the year. In addition, we have reviewed our relevant governance practices in respect of the fourth edition of the ASX Corporate Governance Principles and Recommendations in anticipation of reporting against them for the 2021 financial year. We must comply with the Corporations Act and the Banking Act, including Part IIAA – The Banking Executive Accountability Regime (BEAR) amongst other laws, and, as an Authorised Deposit-taking Institution, with governance requirements prescribed by APRA under Prudential Standard CPS 510 Governance. This Corporate Governance Statement addresses each of the ASXCGC Recommendations with an explanation of our corporate governance practices, demonstrating -our compliance with each Recommendation. Further details about the ASXCGC Recommendations can be found on the ASX website www.asx.com.au. In this Corporate Governance Statement a reference to ‘Westpac’, ‘Group’, ‘Westpac Group’, ‘we’, ‘us’ and ‘our’ is to Westpac Banking Corporation ABN 33 007 457 141 and its subsidiaries unless it clearly means just Westpac Banking Corporation. New Zealand Westpac’s ordinary shares are also quoted on the NZX, which is the main board equity security market operated by NZX Limited. Westpac also has subordinated notes quoted on the NZX Debt Market. As a foreign exempt issuer in New Zealand, we are deemed to satisfy and comply with the NZX Listing Rules, provided that we remain listed on the ASX and comply with the ASX Listing Rules. The ASX, through the ASXCGC Recommendations and the NZX, through the NZX Corporate Governance Code, has adopted similar ‘comply or explain’ approaches to corporate governance. The ASXCGC Recommendations may, however, materially differ from the corporate governance rules and the principles of NZX’s Corporate Governance Code.

Corporate governance WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT3 CORPORATE GOVERNANCE STATEMENT United States Westpac has American Depositary Shares (ADS) representing its ordinary shares quoted on the New York Stock Exchange (NYSE), trading under the symbol WBK. Under the NYSE Listing Rules, foreign private issuers (like Westpac) are permitted to follow home country practice in respect of corporate governance in lieu of the NYSE Listing Rules. However, we are still required to comply with certain audit committee and additional notification requirements. We comply in all material respects with all NYSE Listing Rules applicable to us. Under the NYSE Listing Rules, foreign private issuers are required to disclose any significant ways in which their corporate governance practices differ from those followed by domestic US companies. We have compared our corporate governance practices to the corporate governance requirements of the NYSE Listing Rules and note the significant differences below. The NYSE Listing Rules require that, subject to limited exceptions, shareholders be given the opportunity to vote on equity compensation plans and material revisions to those plans. In Australia, except in certain circumstances, there are no laws or ASX Listing Rules that require shareholder approval of equity-based incentive plans or individual grants under those plans (other than for Directors, including the Managing Director and Chief Executive Officer (CEO)). Westpac’s employee equity plans have been disclosed in the Remuneration Report in Section 10 of the Directors’ report (located in our 2020 Annual Report), which is subject to a non-binding shareholder vote at the Annual General Meeting (AGM) and grants to our CEO are approved by shareholders. The details of grants under our equity-based incentive plans have been disclosed in Note 33 of our financial statements for the year ended 30 September 2020. The NYSE Listing Rules set out specific requirements for determining whether a director will be regarded as independent. While these requirements are broadly consistent with Westpac’s criteria for independence (described below under ‘Board, Committees and oversight of management’), under Australian independence requirements, the Board is able to apply discretion in its determination of a director’s independence that differs from the NYSE Listing Rules. The NYSE Listing Rules also provide that the Board Nominations & Governance Committee’s responsibilities should include selecting, or recommending that the Board select, the Director nominees for the next annual meeting of shareholders and overseeing the evaluation of the Board. The Board, rather than the Board Nominations & Governance Committee, reviews and recommends the Director nominees for election at the AGM and undertakes an annual review of its performance.

4 WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT

Corporate governance

WESTPAC'S BOARD AND BOARD COMMITTEE STRUCTURE



Board
Delegation
Accountability
Delegation
Independent Assurance
External Auditors
Group Audit
Legal or other professional advice
Chief Executive Officer
Accountability
Delegation
Group Executives
Assurance, Oversight through Reporting
Board Committees
Nominations & Governance
Remuneration
Audit
Provide assurance on risk components of the annual report and interim/annual financial results announcements
Risk
Technology
Provide assurance on the remuneration disclosures in the Remuneration Report
Sub-Committee
Provide relevant periodic assurances and reports (as appropriate)
Legal, Regulatory & Compliance
Provide relevant reports (as appropriate)

The diagram above shows Westpac's Board and current Board Committee structure. The structure comprises a Board with six Board Committees that oversee Westpac's business. The Board's responsibilities include approving and overseeing management's implementation of the strategy and business plan of the Westpac Group, approving the Group's risk management framework, risk management strategy and risk appetite statement, and monitoring the effectiveness of risk management by the Westpac Group.

From time to time, the Board may form other Committees or request Directors to undertake specific extra duties. In addition, from time to time, the Board participates (either directly or through representatives) in due diligence committees in relation to strategic decisions and capital and funding activities.

The Board has delegated to the CEO, and through the CEO to the Executive Team, responsibility for the day-to-day management of Westpac's business.

The key functions of the Board and each of the Board Committees are outlined in this Corporate Governance Statement. All Board Committee Charters are available on our website at www.westpac.com.au/corpgov.

Corporate governance WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT5 How the Board and Board Committees work including oversight of management The roles, responsibilities and accountabilities of the Board and Board Committees were amended during the year by updating the Board and Board Committee charters. The key responsibilities of the Board and Board Committees set out in this Corporate Governance Statement are based on the Charters that took effect on either 1 June 2020 or 1 July 2020. Board of Directors Roles and responsibilities The role of the Board is to provide leadership and strategic guidance for Westpac and its related bodies corporate. The Board Charter outlines the roles and responsibilities of the Board. Key responsibilities are: approving, and overseeing management’s implementation of, the strategic direction of the Westpac Group, its business plan and significant corporate strategic initiatives; assessing and reviewing the performance of the Board and its Board Committees and determining Board size and composition; approving the Westpac Board Renewal Policy, Board Tenure Policy, and the Westpac Group Remuneration Policy; selecting, appointing and determining terms of appointment of the CEO and Chief Financial Officer (CFO); approving individual remuneration levels and adjustments (including forfeiture and clawback) to variable remuneration where appropriate for Group Executives, other executives who report directly to the CEO, any other accountable persons under the BEAR and any other person the Board determines; evaluating the performance of the CEO; approving the appointment of Group Executives, the General Manager, Group Audit and any other person the Board determines and monitoring the performance of Group Executives; approving the annual targets and financial statements and monitoring financial performance against forecast and prior periods; determining our dividend policy and the amount, nature and timing of dividends to be paid; considering and approving our overall risk management framework for managing financial and non-financial risk; approving our Group Risk Management Framework, Group Risk Management Strategy and Group Risk Appetite Statement and monitoring the effectiveness of risk management by the Group; forming a view of our risk culture and overseeing the identification of, and steps taken to address any desirable changes to risk culture; considering the social, ethical and environmental impact of our activities, setting standards and monitoring compliance with our sustainability policies and practices; overseeing and monitoring workplace, health and safety (WHS) issues in the Group and considering appropriate WHS reports and information; and maintaining an ongoing dialogue with Westpac’s external auditor and, where appropriate, principal regulators. Board areas of focus in FY20 This year the Board (including with assistance from its Committees) has focused on: overseeing the program of actions to address the matters raised by the Australian Transaction Reports and Analysis Centre (AUSTRAC) in its Statement of Claim including by: establishing a Board Financial Crime Committee1 to oversee the implementation of Westpac’s enhanced financial crime program; appointing Promontory Australia to undertake an external assurance review of Westpac’s management accountability review and an external review of Westpac’s financial crime program; appointing an independent Advisory Panel to review the Board’s governance with respect to the Group’s anti-money laundering and counter-terrorism financing (AML/CTF) obligations; determining accountability and applying remuneration consequences for the CEO, Group Executives and other relevant current and former Westpac employees in respect of the issues identified in the AUSTRAC Statement of Claim; appointing a new CEO and overseeing changes to, and succession planning of the Executive Team, including the creation of three new Group Executive roles being Group Executive, Financial Crime, Compliance & Conduct, Chief Executive, Specialist Businesses and Chief Operating Officer; overseeing the Group’s response to the COVID-19 pandemic; our three strategic priorities: Fix, Simplify and Perform; overseeing the establishment of a new Specialist Businesses division which has undertaken a strategic review of certain businesses to simplify Westpac’s portfolio; establishing a Board Legal, Regulatory & Compliance Committee as a new sub-committee of the Board Risk Committee to assist with overseeing management of financial crime risk, material litigation and regulatory investigations, customer remediation activities, compliance and conduct risk; overseeing the implementation of a new Lines of Business operating model to clarify responsibilities and accountability for end-to-end performance; reviewing the findings of the reassessment of the Culture, Governance and Accountability Program (including appointing Promontory Australia to provide independent assurance over the reassessment) and overseeing the CORE program which Westpac has embarked on following the reassessment; and approving a new Code of Conduct, a new purpose ‘Helping Australians and New Zealanders Succeed’, a new set of values ‘Helpful, Ethical, Leading Change, Performing and Simple’ and a set of behaviours to bring those values to life. CORPORATE GOVERNANCE STATEMENT 1.The Board Financial Crime Committee was established and dissolved during the reporting period, with its remaining responsibilities assumed by the Board Legal, Regulatory & Compliance Committee.

6WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT Corporate governance Meeting with Regulators The Board also met with representatives from the Australian Securities and Investments Commission, Australian Prudential Regulation Authority and the Australian Financial Complaints Authority during the course of the year. Delegated authority The Constitution and the Board Charter enable the Board to delegate to Board Committees and management. The roles and responsibilities delegated to the Board Committees are captured in the Charters of each of the six established Committees, namely: Audit; Risk; Legal, Regulatory & Compliance; Nominations & Governance; Remuneration; and Technology. The Board Charter, Board Committee Charters and Westpac’s Constitution are available on our website at www.westpac.com.au/corpgov. The Delegated Authority Policy Framework outlines the principles Westpac has adopted to govern decision-making within the Westpac Group, including to put in place channels of escalation and reporting to the Board. The scope of, and limitations to, authority delegated by the Board to the CEO and through the CEO to other Group Executives, is articulated in formal delegation instruments and covers areas such as operating and capital expenditure, funding and securitisation, and lending. These delegations have been implemented with a view to balancing effective oversight with appropriate empowerment and accountability of management. Any matters or transactions outside the delegations of authority given to management are required to be referred to the appropriate Board or relevant Board Committee for approval. The Executive Team and Executive Risk Committee are management committees (that is, they are not committees of the Board) that have a role in implementing Board-approved strategies and policies and managing risk across the Group. Independence Together, the Directors have a broad range of relevant financial and other skills and knowledge, combined with the extensive experience necessary to guide our business. Details are set out in Section 1 of the Directors’ report, in our 2020 Annual Report. A skills matrix for the Board appears on page 9 of this Corporate Governance Statement. All of our Non-executive Directors satisfy our criteria for independence, which aligns with the guidance provided in the ASXCGC Recommendations and the criteria applied by the NYSE and the US Securities and Exchange Commission (SEC). The Board assesses the independence of our Directors on appointment and annually. Each Director provides an annual attestation of his or her interests and independence. Directors are considered to be independent if they are independent of management and free from any business or other relationship that could materially interfere with, or could reasonably be perceived to materially interfere with, the exercise of their unfettered and independent judgement, who acts in the best interests of Westpac as a whole, rather than the interests of an individual shareholder or other party. Materiality is assessed on a case by case basis by reference to each Director’s individual circumstances rather than by applying general materiality thresholds. Each Director is required to disclose any business or other relationship that he or she has directly, or as a partner, shareholder or officer of a company or other entity that has an interest or a business or other relationship with Westpac or another Westpac Group member. The Board considers information about any such interests or relationships, including any related financial or other details, when it assesses the Director’s independence.

Corporate governance WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT7 CORPORATE GOVERNANCE STATEMENT Committee Composition2,3 The Board Financial Crime Committee was established and dissolved during the reporting period, with its remaining responsibilities assumed by the Board Legal, Regulatory & Compliance Committee. The members of that Committee were Peter Nash (Chairman), Nerida Caesar, Steven Harker and Margaret Seale. Composition requirements for each Committee are set out in the relevant Committee Charter. Consistent with each Committee Charter, the Chairman of each Committee is determined by the Board. The Board Committee composition changes which have occurred in FY20 can be found in the ‘Directors’ meetings’ table in the Directors’ report in the 2020 Annual Report. All Board Committees except the Board Nominations & Governance Committee must have a minimum of three members. The Board Nominations & Governance Committee is composed of all Board Committee Chairs, Board Chairman and other members as determined by the Board. The Committee must also include at least one member of the Board Audit Committee and at least one member of the Board Remuneration Committee. The Committee must also include the Chair of the Risk Committee as a member. The Chair must be an Independent Non executive Director, who is not the Board Chairman.

8WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT Corporate governance Chairman The Board elects one of the independent Non-executive Directors as Chairman. Our Chairman is John McFarlane who became Chairman on 1 April 2020. The Chairman’s role includes: providing effective leadership to the Board in relation to all Board matters; guiding the agenda and conducting all Board meetings to facilitate discussions, challenge and decision-making; in conjunction with the Company Secretary, arranging regular Board meetings throughout the year and confirming that minutes of meetings accurately record decisions taken and, where appropriate, the views of individual Directors; overseeing the process for appraising Directors and the Board as a whole; overseeing Board succession; acting as a conduit between management and the Board, and being the primary point of communication between the Board and CEO; representing the views of the Board to the public; and taking a leading role in creating and maintaining an effective corporate governance system. CEO Our CEO is Peter King, who became CEO on 2 April 2020, having been Acting CEO since 2 December 2019. The CEO’s role includes: leadership of the management team; developing strategic objectives for the business and achievement of the planned results; and the day-to-day management of the Westpac Group’s operations, subject to the specified delegations of authority approved by the Board. Board and Board Committee meetings The number of meetings of the Board and Board Committees, and the number of those meetings attended by Directors for the financial year ended 30 September 2020 are reported in Section 9 of the Directors’ report, in our 2020 Annual Report. Non-executive Directors regularly meet without management present, so that they can discuss issues appropriate to such a forum. In all other respects, senior executives are invited, where considered appropriate, to participate in Board meetings. They are also available to be contacted by Directors between meetings. Nomination and appointment As set out in its Charter, key responsibilities of the Board Nominations & Governance Committee are: assessing the skills required to discharge competently the Board’s duties having regard to Westpac’s performance, financial position and strategic direction; developing, reviewing, assessing and recommending to the Board policies on Director tenure, Board composition and size; reviewing annually diversity generally within the Group, including approving measurable objectives for achieving diversity in the composition of the Board, senior executives and the workforce generally and the Group’s progress in achieving such objectives; developing and implementing succession planning for Non-executive Directors, the CEO, Group Executives, the General Manager, Group Audit and any other person the Committee determines; reviewing the process for the orientation and education of new Directors and continuing education for existing Directors; reviewing eligibility criteria for appointing Directors to the Board; considering and recommending candidates for appointment as Directors to the Board and determining the terms and conditions (excluding remuneration) on which Non-executive Directors are appointed and hold office; considering and recommending candidates for appointment to the Boards of significant subsidiaries (including Westpac New Zealand Limited and our insurance and superannuation businesses); approving policies for appointments to the boards of subsidiaries of Westpac; and reviewing and where required, approving the Group’s corporate governance policies with the objective of meeting appropriate corporate governance standards, having regard to the law and the Board’s aspirations for excellence in corporate governance standards. Board skills, experience and attributes Westpac seeks to maintain a Board of Directors with a broad range of financial and other skills, experience, and knowledge necessary to guide the business of the Group. The Board uses a Skills Matrix (Matrix) to illustrate the key skills and experience the Westpac Board is seeking to achieve in its membership collectively, and the number of Directors with each skill and experience. The Matrix is set out in Figure 1. For FY20, the Board had a target of maintaining at least 30% women on the Westpac Board. The Board gender diversity as at 30 September 2020 is set out below. Number of female Directors on the Board (3 out of 10). 30% FEMALE DIRECTORS

Corporate governance WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT9 CORPORATE GOVERNANCE STATEMENT

10WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT Corporate governance In October 2020, the Board Nominations & Governance Committee approved a revised target of at least 40% women on the Westpac Board. Westpac’s performance against the revised target will vary at any given time depending on the timing of Board composition changes. The Board Nominations & Governance Committee considers and makes recommendations to the Board on candidates for appointment as Directors. Such recommendations pay particular attention to: the mix of skills, experience, expertise, diversity, independence and other qualities of existing Directors; and how the candidate’s attributes will balance and complement those skills and qualities and address any potential skills gaps in relation to the current and future composition of the Board. External consultants are used to access a wide base of potential Directors. Prior to a Director’s appointment or consideration for election or re-election by shareholders, Westpac conducts due diligence and provides shareholders with all material information relevant to a decision on whether or not to elect or re-elect a Director. New Directors receive an induction pack which includes a letter of appointment setting out the expectations of the role, conditions of appointment including the expected term of appointment, and remuneration. This letter aligns to the ASXCGC Recommendations. Term of office The Board may appoint a Director, either to fill a casual vacancy or as an addition to the existing Directors, provided the total number of Directors does not exceed fifteen Non-executive Directors and three Executive Directors. Except for the CEO, a Director appointed by the Board holds office only until the close of the next AGM but is eligible for election by shareholders at that meeting. Our Constitution states that at each AGM, one-third of eligible Directors, and any other Director who has held office for three or more years since their last election, must retire. In determining the number of Directors to retire by rotation, no account is to be taken of Directors holding casual vacancy positions or of the CEO. The Directors to retire by rotation are those who have been the longest in office. A retiring Director holds office until the conclusion of the meeting at which he or she retires but is eligible for re-election by shareholders at that meeting. The Board makes recommendations concerning the election or re-election of any Director by shareholders. In considering whether to support a candidate, the Board takes into account the results of the Board performance evaluation conducted during the year. The Westpac Board Renewal Policy limits the maximum tenure of office that any Non-executive Director other than the Chairman may serve to nine years, from the date of first election by shareholders. The maximum tenure for the Chairman is twelve years (inclusive of any term as a Director prior to being elected as Chairman), from the date of first election by shareholders. The Board, on its initiative and on an exceptional basis, may exercise discretion to extend the maximum terms specified above where it considers that such an extension would benefit the Group. Such discretion will be exercised on an annual basis and the Director concerned will be required to stand for re-election annually. The Board tenure as at 30 September 2020 is set out below. The length of service of each Director is set out in Section 1 of the Directors’ report in our 2020 Annual Report. 2.8 years AVERAGE BOARD TENURE 0-3 years 60%3-6 years 20%6-9 years 20% Director induction and continuing education All new Directors participate in an induction program to familiarise themselves with our business and strategy, culture and values and any current issues before the Board. The induction program includes meetings with the Chairman, the CEO, the Board Committee Chairs and each Group Executive. The Board encourages Directors to undertake continuing education and training to develop and maintain the skills and knowledge needed to perform their role as Directors effectively, including by participating in workshops held throughout the year, attending relevant site visits and undertaking relevant external education. Access to information and advice All Directors have unrestricted access to company records and information and receive regular detailed financial and operational reports from senior management. Each Director also enters into an access and indemnity agreement, which among other things, provides for access to documents for up to seven years after his or her retirement as a Director. The Chairman and other Non-executive Directors regularly consult with the CEO, CFO and other senior executives, and may consult with, and request additional information from, any of our employees. All Directors have access to advice from senior internal legal advisors including the Group General Counsel. In addition, the Board collectively, and all Directors individually, have the right to seek independent professional advice, at our expense, to help them carry out their responsibilities. While the Chairman’s prior approval is needed, it may not be unreasonably withheld. Company Secretary Westpac’s Company Secretary attends Board and Board Committee meetings and is responsible for the operation of the Secretariat function, including advising the Board on governance and, in conjunction with management, giving practical effect to the Board’s decisions. The Company Secretary is accountable to the Board, through the Chairman, on all matters to do with the proper functioning of the Board. A profile for the Company Secretary for the financial year ended 30 September 2020 is set out in Section 1 of the Directors’ report, in our 2020 Annual Report.

Corporate governance WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT 11 CORPORATE GOVERNANCE STATEMENT Board Committees Composition and independence Board Committee members are chosen for the skills and experience they can contribute to the respective Board Committees and their qualifications are set out in Section 1 of the Directors’ report, in our 2020 Annual Report. The membership of each Board Committee is set out in the table entitled ‘Size and membership of Board Committees as at 30 September 2020’ in this Corporate Governance Statement. All of the Board Committees are comprised of independent Non-executive Directors, except for the Board Technology Committee, of which the CEO is a member. Operation and reporting Scheduled meetings of the Board Committees occur at least quarterly, with the Board Risk Committee and Board Legal, Regulatory & Compliance Committee both meeting at least six times annually. Each member’s attendance at Board Committee meetings held during the financial year ended 30 September 2020 is reported in Section 9 of the Directors’ report, in our 2020 Annual Report. All Board Committees are able to meet more frequently as necessary. Each Board Committee is entitled to the resources and information it requires and has direct access to our employees and advisers. The CEO attends all Board Committee meetings, except where he has a material personal interest in a matter being considered. Senior executives and other selected employees are invited to attend Board Committee meetings as required. All Directors can receive all Board Committee papers and can attend any Board Committee meeting, provided there is no conflict of interest. Performance Board, Board Committees and Directors The Board undertakes ongoing self-assessment as well as commissioning an annual performance review by an independent consultant. The review process includes an assessment of the performance of the Board, the Board Committees and each Director, with outputs collected, analysed and presented to the Board. The Board will discuss the results and agree follow up actions. Actions from the previous review related to matters regarding Board composition, process, priorities and continuing education. The Chairman also discusses the results with individual Directors and Board Committee Chairs. The full Board (excluding the Chairman) reviews the results of the performance review of the Chairman and results are then privately discussed by the Chairman of the Board Risk Committee with the Chairman. At the time of this Corporate Governance Statement, the 2020 financial year evaluation of the full Board is being finalised and will be completed prior to the end of the 2020 calendar year. Management The Board, in conjunction with its Board Remuneration Committee, is responsible for: determining the goals and objectives relevant to the remuneration of the CEO, and evaluating the performance of the CEO in light of these objectives; and approving individual remuneration levels and adjustments (including forfeiture and clawback) to variable remuneration where appropriate for Group Executives, other executives who report directly to the CEO, any other accountable persons under the BEAR, and any other person the Board determines. The Board Risk Committee, the Board Legal, Regulatory & Compliance Committee and the Board Audit Committee also refer to the Board Remuneration Committee any matters that come to their attention that are relevant, including with respect to risk adjusted remuneration. Management performance evaluations for the financial year ended 30 September 2020 were conducted following the end of the financial year. There is a further discussion on performance objectives and performance achieved in the Remuneration Report in Section 10 of the Directors’ report (which is located in our 2020 Annual Report). All new senior executives receive an employment contract setting out the terms and conditions of their employment, together with a Statement of Accountability for their respective role. Briefing sessions are scheduled to discuss our strategies and operations, and the respective roles and responsibilities of the Board and senior management. Ethical and responsible decision-making At Westpac, our purpose is ‘Helping Australians and New Zealanders Succeed’. One of the ways we seek to achieve this purpose is through our core values. Our Values Our values are what we believe in at Westpac Group. They are: helpful – passionate about providing a great customer experience; ethical – trusted to do the right thing; leading change – determined to make it better and be better; performing – accountable to get it done; and simple – inspired to keep it simple and easy. Our values help guide our behaviour and reflect our commitment to our customers, communities, and each other

12WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT Corporate governance Code of Conduct We have refreshed our Code of Conduct (Code) this year to reset conduct expectations, simplify the Code for our employees and help employees navigate difficult decisions. The Code builds on our new Purpose, Values and Behaviours and outlines the expectations of our company and our people to do what is right, to comply with laws and policies and behave professionally. The Code applies to our employees, contractors and our Board members. It is a key aspect of improving our conduct by emphasising the importance of fair outcomes for our customers, communities and each other, providing a framework for us to operate within, both as individuals and as a bank. We have four Code outcomes, each strongly aligned to our five values. These outcomes are: Helping our customers and communities; Being ethical; Strengthening our corporate compliance; and Supporting our people. By following the Code and our Purpose, Values and Behaviours, we seek to deliver the right outcomes for all of our stakeholders. Our customers and communities place a great deal of faith in us, and rely on our judgment, which is why the Code is about always asking ‘Should We?’ in addition to ‘Can We?’ The new Code is approved by the Board and has the full support of both the Board and the Executive Team and we take compliance with the Code very seriously. Material breaches of the Code are reported to the Board Legal, Regulatory & Compliance Committee. We also have frameworks in place which apply to support our Code and our commitment to sustainable business practices and behaviours, internally and externally across our value chain, including a range of: internal guidelines, policies, frameworks, communications and training processes and tools, including an online learning module and leader-led case study training; and externally facing codes, frameworks, operating principles, policies, and position statements, addressing sustainability themes such as human rights, climate change and other environmental and social impacts. The Code is available on our website at: https://www. westpac.com.au/about-westpac/westpac-group/ corporate-governance/principles-policies/. Key policies We have a number of key policies to manage our regulatory compliance and human resource requirements. We also subscribe to a range of external industry codes, such as the Banking Code of Practice and the ePayments Code. Code of Ethics for Senior Finance Officers The Code of Accounting Practice and Financial Reporting complements our own Code. The Code of Accounting Practice and Financial Reporting is designed to assist our CEO, CFO and other principal financial officers in applying the highest ethical standards to the performance of their duties and responsibilities with respect to accounting practice and financial reporting by requiring those officers to: act honestly and ethically, particularly with respect to conflicts of interest; provide full, fair, accurate and timely disclosure in reporting and other communications; comply with applicable laws, rules and regulations; promptly report violations of the Code of Accounting Practice and Financial Reporting; and be accountable for adherence to the Code of Accounting Practice and Financial Reporting. The Code of Accounting Practice and Financial Reporting is available on our website at https://www.westpac.com.au/about-westpac/westpac-group/corporate-governance/principles-policies/. Conflicts of interest The Group’s conflicts of interest framework, includes a Group policy, supported by various instruments aimed at the identification and management of specific types of conflicts of interest. For example, the Westpac Group Gifts and Hospitality Policy provides employees with guidance on how to manage conflicts of interest potentially arising out of giving and receiving of gifts or hospitality activities. The Board All Directors are required to disclose to the Board any actual, potential or apparent conflicts of interest upon appointment and are required to keep these disclosures up to date. Any Director with a material personal interest in a matter being considered by the Board must declare their interest and may not be present during any related boardroom discussions nor vote on the relevant matter, unless the Board resolves otherwise. Our people We expect any person who acts on behalf of the Westpac Group to: promptly identify, declare, assess, manage and record conflicts of interest appropriately; discharge their duties concerning conflicts of interest with integrity, fairness, honesty and due skill, care and diligence; avoid a conflict of interest where it cannot be effectively managed; obtain approval before accepting a directorship on the board of a non-Westpac Group company; disclose any material interests or close relationships they have with our customers or suppliers through the appropriate channels, and not place themselves in a position of conflict where they have such an interest; not participate in activities that involve a conflict of interest between their personal interests and their duties and obligations to the Westpac Group; and not solicit, accept or offer money, gifts, favours or entertainment that might influence, or might be seen to influence, their professional judgement. Fit and Proper Person assessments We have a Board-approved Westpac Group Fit and Proper Policy that meets the requirements of the related APRA Prudential Standards and governs the fit and proper assessment requirements applicable to Accountable Persons under Part IIAA of the Banking

Corporate governance WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT 13 CORPORATE GOVERNANCE STATEMENT Act 1959 (Cth) – the BEAR, which applies to ADIs and their subsidiaries. The Policy also prescribes the approach to satisfy the organisational competence requirements of our Australian Financial Services Licences and Australian Credit Licences. We use our Fit and Proper Policy to assess the fitness and propriety of our Directors and also of individuals in specified positions of responsibility as required by APRA Prudential Standards, the Banking Act, ASIC licensing requirements and equivalent offshore regulations. The Chairman of the Board (and in the case of the Chairman, the Board as a collective) is responsible for assessing the fitness and propriety of the CEO and Non-executive Directors of Westpac. A Fit and Proper Committee is responsible under delegated authority of the Board for undertaking fit and proper assessments of all other individuals who hold positions of responsibility specified in relevant Australian legislation and regulations. In all cases, the process will involve the relevant individuals providing a declaration and background checks are undertaken. Concern reporting and whistleblower protection Under the Westpac Group Speaking Up Policy, we encourage our employees, contractors, secondees, former employees, brokers, service providers (such as auditors, accountants and consultants) and our suppliers to raise any concerns about our activities or behaviours that may be unlawful or unethical. Our senior management are committed to providing support to, and protecting the dignity, well-being, career and reputation of anyone reporting wrongdoing. Westpac does not tolerate conduct such as retaliation or adverse action related to a Speaking Up report. The Speaking Up Policy sets out how someone can raise a concern using the whistleblowing channels, including our concern reporting system ‘Concern Online’ and our Whistleblower Hotline. Both channels enable reporting on an anonymous basis. Concerns may include suspected breaches of our Code, Westpac policies or regulatory requirements. Westpac has appointed Whistleblower Protection Officers who are responsible for protecting the whistleblower against personal disadvantage as a result of making a report. The Whistleblower Protection Officers directly engage with whistleblowers to address any risk of reprisal and respond to internal escalations. A whistleblower may also choose to raise a concern directly with a Whistleblower Protection Officer. The Speaking Up Policy requires that we investigate reported concerns in a manner that is confidential, fair and objective. If the investigation shows that wrongdoing has occurred, we are committed to taking action, including changing our processes and imposing consequences in relation to those parties who have been involved in wrongdoing. Outcomes may also involve reporting the matter to relevant authorities and regulators. The relevant Board Committees are charged with overseeing Westpac’s whistleblower program and the Westpac Group Executive Risk Committee is provided with quarterly reporting on whistleblowing. These reports include a number of key metrics and measures which provide insight into the performance of the Whistleblower Program. Material incidents reported under the Westpac Group Speaking Up Policy are reported to the Board Legal, Regulatory & Compliance Committee. Westpac’s Speaking Up Policy is available on our website at https://www.westpac.com.au/content/ dam/public/wbc/documents/pdf/aw/WBC-speaking-up-policy.pdf. Securities trading Under the Westpac Group Securities Trading Policy, Directors, employees, secondees and contractors are prohibited from dealing in any securities and other financial products if they possess inside information. They are also prohibited from passing on inside information to others who may use that information to trade in securities. In addition, Directors and any employees, secondees or contractors (and their ‘associates’) who, because of their seniority or the nature of their position, may have access to material non-public information about Westpac (known as Prescribed Employees) are subject to further restrictions, including prohibitions on trading prior to and immediately following annual and half year results announcements. The requirements that apply to Prescribed Employees also apply to their “associates” or “employee related accounts”. We manage and monitor these obligations through: the insider trading provisions of our Westpac Group Securities Trading Policy, which prohibit any dealing in any securities where a Director or employee has access to inside information that may affect the price of those securities; restrictions limiting the periods in which the Directors and Prescribed Employees can trade in Westpac securities (Blackout Periods); a prohibition on short-selling Westpac securities by Directors and Prescribed Employees; requiring Directors and Prescribed Employees to either obtain approval to trade Westpac securities or notify their intention to trade outside Blackout Periods and confirm that they have no inside information; establishing controls and procedures that are designed to help monitor the trading of Westpac securities by Directors and Prescribed Employees; maintaining a register of Prescribed Employees, which is regularly updated; notifying ASX of trades of Westpac securities by Directors of Westpac as required under the ASX Listing Rules; and forbidding employees from entering into hedging arrangements in relation to their unvested employee shares or securities, whether directly or indirectly. The Westpac Group Securities Trading Policy is available in the Corporate Governance section of our website at: https://www.westpac.com.au/about-westpac/westpac-group/corporate-governance/principles-policies/.

14WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT Corporate governance Customer Advocate Westpac’s Customer Advocate advises and guides our complaints team on the complaints raised by customers in relation to personal and small business matters. The Customer Advocate recommends changes be made to bank policies, procedures and processes, arising from the complaints made by customers. Anti-Bribery and Corruption The Westpac Group has an Anti-Bribery and Corruption (ABC) Policy, an ABC Standard, and bribery prevention procedures and systems. Together, they comprise the Westpac ABC Framework. Material breaches of the ABC Policy are reported to the Board Legal, Regulatory & Compliance Committee. The ABC Policy is available on our website at https://www.westpac.com.au/about-westpac/westpac-group/corporate-governance/anti-bribery-corruption-policy-procedures/. Westpac has zero tolerance for any form of bribery and corruption. This includes a ban on facilitation payments. Westpac is committed to preventing, detecting and deterring bribery and corruption by managing its bribery and corruption risk and complying with relevant ABC legislation in all jurisdictions in which it operates, not simply because it is required to, but because it is the right thing to do. This includes compliance with the Australian Criminal Code Act 1995 (Cth), the Bribery Act 2010 (UK) and the Foreign Corrupt Practices Act 1977 (US). Under the ABC Policy, Westpac expects that its officers, employees, agents, contractors, subsidiaries and third parties acting for or on behalf of Westpac will comply with all applicable ABC laws and will not offer, provide, authorise, request or receive a bribe or anything which may be viewed as a bribe. Westpac is required to design a system of internal controls, maintain accurate books and records and keep accurate records under the Foreign Corrupt Practices Act 1977 (US). Westpac must also put in place adequate procedures as a defence to bribery under legislation including the Bribery Act 2010 (UK). Adequate procedures must be proportionate to the bribery and corruption risks that Westpac may reasonably face. Modern Slavery Westpac publishes an annual Slavery and Human Trafficking Statement in accordance with the Transparency in Supply Chains provision (section 54) of the Modern Slavery Act 2015 (UK). The statement outlines the Group’s commitment to sustainable business practices, advancing human rights, and the steps we have taken to prevent modern slavery in our business and supply chains. The statement is available on our website at https://www.westpac.com.au/about-westpac/sustainability/our-positions-and-perspectives/ human-rights/. Westpac is required to report under the Modern Slavery Act 2018 (Cth) with our first statement due six months past the 2020 financial year end, by 31 March 2021. The statement is required to identify the risk of modern slavery in our operations and supply chains and describe the actions we are taking to address these risks. The Group intends to publish a joint statement covering all its controlled reporting entities. From 2021, Westpac will produce a Modern Slavery Statement that addresses the compliance obligations for the Westpac Group and its reporting entities under the Modern Slavery legislation in both Australia and the UK. Diversity Westpac has an Inclusion & Diversity Policy that sets out our inclusion and diversity objectives, commitments, and governance framework for the Group. This is coupled with a comprehensive Inclusion & Diversity Strategy to help deliver on our key priorities and actions. In this context, diversity covers both the visible and invisible differences that make our employees unique, whether that be gender, gender identity, age, ethnicity, cultural background, religious belief, sexual orientation, marital or family status, disability, socioeconomic background and perspective or experience. The objectives of the Policy and the 2018-20 Inclusion & Diversity Strategy are to support our values and Westpac’s purpose of ‘Helping Australians and New Zealanders Succeed’ by: building an inclusive culture that delivers competitive advantage by employing the best talent for innovation and service; creating an inclusive place to work where we embrace diversity and our people can be their best; and helping our customers and communities by embedding inclusion, diversity and accessibility across all aspects of the way we do business. To help achieve these objectives, the Group: sets annual Board-determined measurable objectives for achieving gender diversity in the composition of its Board, senior executives, leadership and workforce generally, and reports on progress; assesses and reviews pay equity on an annual basis; builds awareness of the Bullying and Harassment Policy and Speaking Up Policy and people leader and employee responsibilities to set an expectation of zero tolerance for discrimination, harassment, vilification, and victimisation; encourages and supports the application of a flexibility policy across the Westpac Group which focuses on all employees, and provides opportunities to maintain engagement, communication and development with employees who seek to work flexibly - including those on extended parental/other leave and those with caring responsibilities; implements our Accessibility Action Plan, which focuses on making Westpac a more accessible place to work and do business for our customers, employees, and the communities we serve. This includes creating an environment in which our employees and customers feel safe and comfortable sharing information about their individual circumstances with us and providing priority care for those who need it in line with our Customer Vulnerability internal Position Statement; engages our people through our 10 employee action groups;

Corporate governance WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT 15 delivers inclusion and diversity training and development opportunities; and educate and builds awareness through inclusive communications to make the Group a more inclusive place to work and do business. The implementation of these objectives is overseen by the Westpac Group Inclusion & Diversity Council, which is chaired by the CEO and meets bi-annually. The Board, or an appropriate Board Committee, receives updates on inclusion and diversity initiatives. The creation of the Inclusion & Diversity Governance Framework has resulted in the establishment of the: Inclusion & Diversity Business Unit Councils, chaired by the relevant Group Executive (or their delegate) of that business unit; and Inclusion & Diversity Working Group, consisting of appointed general manager representatives across each business unit and chaired by the Head of Inclusion & Diversity. We strive to listen to our employees through our ten employee-led Employee Action Groups (EAGs). Employees can ‘opt-in’ to those advocacy groups to help build an inclusive culture and influence positive change across shared areas of interest. EAG’s focus on a variety of issues to strengthen our inclusive culture including – gender, LGBTIQ, young and mature-age employees, cultural diversity in leadership, accessibility, Aboriginal and Torres Strait Islander employees, veterans, skilled volunteering and supporting victims of Domestic and Family Violence. Our Inclusive Leadership program – ILEAD creates a framework for Westpac to invest in the right capabilities for an inclusive culture at all levels of our organisation from our Group Executives to line roles. The program is available to all employees via our online learning platform, Learning Bank, and all people leaders are encouraged to complete it. We are recognised for our long-standing commitment to gender equality in leadership. Since September 2017, Westpac has maintained 50% women in leadership roles. We continue focussing our efforts on maintaining this equality. At 30 September 2020, the proportion of women employed by the Group was as follows: Board of Directors: 30%; leadership1 roles: 50%; and total Westpac workforce: 57%. The Board Nominations & Governance Committee approved the Group’s measurable objectives for achieving gender diversity in the composition of the Board, senior executives, and workforce generally for FY21 as follows: at least 40% women on the Westpac Board; at least 40% women in our Senior Executive2 population; and maintain 50% women in leadership1 positions; and maintain no less than 50% women in our workforce generally. A copy of Westpac’s WGEA reports is available on WGEA’s website at https://www.wgea.gov.au/public-reports. In addition to the Group’s commitment to achieving its targets we are committed to striving to achieve gender pay equity. We undertake a comprehensive remuneration gap analysis each year to highlight gender in pay outcomes and seek to ensure that there are no systematic gender pay issues. Westpac offers a range of flexible working options for our people based on their needs, work preferences and the needs of the business. These include: flexible work hours; working from home or other locations; working part-time; and job sharing. In addition, Westpac offers a variety of leave options that support flexibility, including parental leave, carers leave, wellbeing and lifestyle leave, career breaks, purchased leave, uncapped Domestic and Family Violence support leave, gender transition leave, ‘Sorry Business’ Indigenous bereavement leave, volunteer leave and emergency services leave. Further information on our inclusion and diversity programs and performance, as well as a copy of our Inclusion & Diversity Policy can be found on our website at https://www.westpac.com.au/about-westpac/inclusion-and-diversity/. Sustainability We view sustainable and responsible business practices as important for our business and shareholder value. Sustainability is about managing risks and opportunities in a way that best balances the long-term needs of all our stakeholders – our customers, employees, suppliers, investors and community partners – as well as the wider community and the environment at large. Our management of sustainability aims to address the matters that we believe are the most material for our business and stakeholders, now and in the future. We also understand that this is an evolving agenda and seek to progressively embed the management of sustainability matters into business practice, while also anticipating and shaping emerging social and environmental issues where we have the skills and experience to make a meaningful difference and drive business value. CORPORATE GOVERNANCE STATEMENT Women in Leadership refers to the proportion of women (permanent and maximum term) in leadership roles across the Group. It includes the CEO, Group Executives, General Managers, senior leaders with significant influence on business outcomes (direct reports to General Managers and their direct reports), large (3+) team people leaders three levels below General Manager, and Bank and Assistant Bank Managers. Senior executives are defined as our Group Executives and General Managers.

16WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT Corporate governance Reporting We report on the most material sustainability matters to Westpac, details of how we manage the associated risks and opportunities and our performance against our sustainability strategy in the Annual Report, the Sustainability Performance Report and the full year and half year ASX results, all of which are available on our website. Our sustainability reporting is subject to independent limited assurance, performed in accordance with the Australian Standard on Assurance Engagements 3000 Assurance Engagements Other Than Audits or Reviews of Historical Financial Information (Revised) (‘ASAE 3000’). The assurance provider also assesses whether our sustainability reporting is prepared in accordance with AA1000 AccountAbility Principles Standard (2008) and the GRI Standards. Financial reporting Approach to financial reporting Our approach to financial reporting reflects three core principles: that our financial reports present a true and fair view; that our accounting methods comply with applicable accounting standards and policies; and that our external auditor is independent and serves security holders’ interests. The Board, through the Board Audit Committee, has regard to Australian and international developments relevant to these principles when reviewing our practices. The Board delegates oversight responsibility for the integrity of financial statements and financial reporting systems to the Board Audit Committee. The Board Risk Committee provides relevant periodic assurances and reports (as appropriate) to the Board Audit Committee. Similarly, the Board delegates oversight responsibility for the preparation of remuneration reports and disclosures to the Board Remuneration Committee, which recommends and provides relevant assurances through the Board Audit Committee to the Board for approval. Board Audit Committee As set out in its charter, key responsibilities of the Board Audit Committee are: overseeing the integrity of the financial statements and financial reporting systems of Westpac and its related bodies corporate; overseeing the external audit engagement, including the external auditor’s qualifications, performance, independence and fees; overseeing the performance of the internal audit function; overseeing the integrity of the Group’s corporate reporting, including the Group’s financial reporting and compliance with prudential regulatory reporting and professional accounting requirements; and reviewing and approving policies and procedures for the receipt, retention and treatment of information submitted confidentially by employees and third parties about accounting, internal control, compliance, audit or other matters about which an employee has concerns and in conjunction with the Board Legal, Regulatory & Compliance Committee, monitoring employee awareness of these policies and procedures. The Board Audit Committee reviews, discusses with management and the external auditor, and assesses: any significant financial reporting issues and judgements made in connection with the preparation of the financial statements, including significant changes in the Group’s selection or application of accounting principles; the processes used to monitor and comply with applicable laws and regulations over financial information, reporting and disclosure; and the process surrounding the disclosures made by the CEO and CFO in connection with their personal certifications of the Group’s half year and full year financial statements. In addition, the Board Audit Committee maintains an ongoing dialogue with management, the external auditor and Group Audit, including regarding those matters that are likely to be designated as Key Audit Matters in the external auditor’s report. Key Audit Matters are those matters which, in the opinion of the external auditor, are of the most significance in their audit of the financial report. As part of its oversight responsibilities, the Board Audit Committee also conducts discussions with a wide range of internal and external stakeholders including: the external auditor, about our major financial reporting risk exposures and the steps management has taken to monitor and control such exposures; Group Audit and the external auditor concerning their reports regarding significant findings in the conduct of their audits, and oversee that any issues identified are rectified by management in an appropriate and timely way or reported to the Board Risk Committee or Board Legal, Regulatory & Compliance Committee as appropriate (with those committees overseeing management’s response to rectifying those issues); management and the external auditor concerning the half year and full year financial statements; management and the external auditor regarding any correspondence with regulators or government agencies, and any published reports which raise material issues or could impact on matters regarding the Westpac Group’s financial statements or accounting policies; and the Group General Counsel regarding any legal matters that may have a material impact on, or require disclosure in, the financial statements. Periodically, the Board Audit Committee consults with the external auditor without the presence of management about internal controls over financial

Corporate governance WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT 17 CORPORATE GOVERNANCE STATEMENT information, reporting and disclosure and the fullness and accuracy of the Group’s financial statements. The Board Audit Committee also meets with the General Manager, Group Audit without other members of management being present. The Board Audit Committee also refers to the Board or any other Board Committees any matters that come to the attention of the Board Audit Committee that are relevant for the Board or the respective Board Committees. Financial knowledge The Board Audit Committee comprises four independent, Non-executive Directors and is chaired by Peter Nash. All Board Audit Committee members have appropriate financial experience, an understanding of the financial services industry and satisfy the independence requirements under the ASXCGC Recommendations, Securities Exchange Act of 1934 (US) (as amended) and its related rules, and the NYSE Listing Rules. The Board has determined that Mr Nash is an ‘audit committee financial expert’ and independent in accordance with US securities law. The designation of Mr Nash as an audit committee financial expert does not impose duties, obligations or liability on him that are greater than those imposed on him as a Board Audit Committee member, and does not affect the duties, obligations or liability of any other Board Audit Committee member or Board member. Audit committee financial experts are not deemed as an ‘expert’ for any other purpose. CEO and CFO assurance The Board receives regular reports from management about our financial condition and operational results, as well as that of our controlled entities. Before the Board approves the financial statements for a financial period, the CEO and the CFO provide formal statements to the Board that in all material respects: Westpac’s financial records have been properly maintained in that they: correctly record and explain its transactions, and financial position and performance; enable true and fair financial statements to be prepared and audited; and are retained for seven years after the transactions covered by the records are completed; the financial statements and notes comply with the appropriate accounting standards; the financial statements and notes give a true and fair view of Westpac’s and its consolidated entities’ financial position and of their performance; any other matters that are prescribed by the Corporations Act 2001 (Cth) and regulations as they relate to the financial statements and notes are satisfied; and the declarations provided in accordance with section 295A of the Corporations Act are founded on a sound system of risk management and internal control, and that the system is operating effectively in all material respects in relation to financial reporting risks. The CEO and CFO have provided such statements for the financial year ended 30 September 2020. External auditor Our external auditor is PricewaterhouseCoopers (PwC), appointed by shareholders at the 2002 AGM. Prior to 2002, individuals who were partners of PwC or its antecedent Firms were our external auditors from 1968. Our PwC lead audit partner is Lona Mathis and the quality review partner is Ewan Barron. Ms Mathis and Mr Barron assumed responsibility for these roles in June 2017 and December 2019, respectively. The external auditor receives all Board Audit Committee, Board Risk Committee, Board Legal, Regulatory & Compliance Committee and Board Technology Committee papers, attends all meetings of these committees and is available to Committee members at any time. The external auditor also attends the AGM to answer questions from shareholders regarding the conduct of its audit, the audit report and financial statements and its independence. As our external auditor, PwC is required to confirm its independence and compliance with specified independence standards on a semi-annual basis (at half and full financial year), however in practice it confirms its independence on a quarterly basis. We strictly govern our relationship with the external auditor, including restrictions on employment, business relationships, financial interests and use of our financial products by the external auditor. Engagement of the external auditor To avoid possible independence or conflict issues, the external auditor is not permitted to carry out certain types of non-audit services for Westpac and may be limited as to the extent to which it can perform other non-audit services as specified in our ‘Pre-approval of engagement of PwC for audit and non-audit services’ (NAS Policy). Use of the external audit firm for any non-audit services must be assessed and approved in accordance with the pre-approval process determined by the Board Audit Committee and set out in the NAS Policy. The breakdown of the aggregate fees billed by the external auditor in respect of each of the two most recent financial years for audit, audit-related, tax and other services is provided in Note 35 to our financial statements for the year ended 30 September 2020. A declaration regarding the Board’s satisfaction that the provision of non-audit services by PwC is compatible with the general standards of auditor independence is provided in Section 11(b) of the Directors’ report, in our 2020 Annual Report.

18WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT Corporate governance Group Audit (internal audit) Group Audit is Westpac’s internal 3rd line assurance function that provides the Board and Senior Executives with independent and objective evaluation of the adequacy and effectiveness of the Group’s governance, risk management and internal controls Group Audit is governed by a charter approved by the Board Audit Committee that sets out the purpose, role, scope and high-level standards for the function. The General Manager, Group Audit has a direct reporting line to the Chairman of the Board Audit Committee and an administrative line to the CFO. Group Audit also has the right to unrestricted and private access to the CEO. Group Audit’s responsibilities include regularly reporting to the Board. Verification of periodic corporate reports For periodic corporate reports released to the market which are not required to be audited or reviewed by our external auditor, Westpac has an internal verification and approval process to support the integrity of the information that is being disclosed. The specific process for each periodic corporate report will vary depending on the particular release but may generally involve the individuals with responsibility for the information confirming to the best of their knowledge and belief that the information is considered to be accurate and not misleading; the review of the report or document by relevant internal subject matter experts (and in some cases our external advisers); and the review by and confirmation from the individual responsible for the corporate report that it is appropriate for release. Periodic corporate reports released to the market may also, depending upon the report, be required to be approved by the Disclosure Committee or the Board under Westpac’s Market Disclosure Policy. Further details regarding Westpac’s Disclosure Policy are set out in the paragraph below. Market disclosure We seek to provide all investors with equal, timely, accurate, balanced and meaningful information. Consistent with these standards, the Group maintains a Board-approved Market Disclosure Policy, which governs how we communicate with our shareholders and the investment community. The Market Disclosure Policy is available on our website at https://www. westpac.com.au/about-westpac/westpac-group/ corporate-governance/principles-policies/. The policy reflects the requirements of the ASX, NZX, and other relevant offshore securities exchanges, as well as relevant securities and corporations legislation. Under our policy, information that a reasonable person would expect to have a material effect on the price or value of our securities must first be disclosed via the ASX unless an exception applies under regulatory requirements. Our Disclosure Committee is responsible for (among other things) determining whether matters within management’s authority should be disclosed publicly under the policy, and for assisting employees in understanding what information may require disclosure to the market on the basis that it is price sensitive. Certain disclosure decisions (for example, relating to matters of fundamental importance to the Group) are the responsibility of the Board. The Disclosure Committee is comprised of the Disclosure Officer, the Group General Counsel and any one of the following: the CEO, Chief Risk Officer, the Group Executive, Customer and Corporate Relations and the Head of Investor Relations. The CFO is the Disclosure Officer. The Disclosure Officer is ultimately responsible for all disclosure related communication with relevant securities exchanges. The Company Secretary or their delegate is authorised to give any documents to the ASX once they have been approved pursuant to this Policy or by the Board. A copy of announcements on material issues will also be provided to the Board promptly after release to the ASX, unless previously provided. Before Westpac gives a new and substantive investor or analyst presentation, we will release a copy of that presentation to the market. Once relevant information is disclosed to the market and available to investors, it may also be published on our website. This includes investor discussion packs, and presentations on, and explanations about, our financial results. Our website information also includes Annual Reports, results announcements, speeches and support material given at investor conferences or presentations, notices of meetings and key media releases. Shareholder communication and participation We seek to keep shareholders fully informed about our strategy, business operations, performance, and governance. As part of our investor relations program and consistent with our Market Disclosure Policy we seek to maintain best practice and effective two-way communication with shareholders. This includes: designing and maintaining the Investor Centre on the Group’s website to make all relevant company information available and to structure that information in a way that intends to make it easy to find and access; shareholders are given the option to receive information and communications, sent by Westpac and its share registry, in print or electronic format; responding to shareholder queries directly via phone, email and mail; providing company presentations that seek to respond to the questions frequently asked by shareholders along with major industry and company topics of interest; and facilitating appropriate access to all major market briefings and shareholder meetings, including via webcasts and maintaining that information on our website. Shareholders can access our financial calendar which lists all major market briefings and shareholder meetings. Announcements on these events may also be made through ASX announcements. Our AGM is an important opportunity for engaging and communicating with shareholders, and we typically rotate the location of our AGM throughout capital cities to allow us to reach a broad range of shareholders over time. The AGM is also webcast and can be viewed later on our website.

Corporate governance WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT 19 CORPORATE GOVERNANCE STATEMENT Given the uncertainty and potential health risks created by the COVID-19 pandemic, and the resulting Government restrictions and recommendations against travel and physical gatherings, Westpac has made some changes to the way the 2020 AGM will be conducted to facilitate the continued engagement with shareholders. Shareholders and their proxies, corporate representatives and attorneys can participate in the 2020 AGM through the AGM Online Platform or teleconference. They can also observe proceedings via a webcast. Shareholders who are unable to participate in the AGM can lodge a direct vote or appoint proxies. At the time of receiving the Notice of Meeting, shareholders are also invited to put forward questions they would like addressed at the AGM. Risk management Roles and responsibilities of the Board The Board is responsible for approving the Group’s overall Risk Management Framework for managing financial and non-financial risks, including the Westpac Group Risk Management Strategy and the Westpac Group Risk Appetite Statement and for monitoring the effectiveness of risk management by the Group. Risk Culture Westpac considers that a strong risk culture is essential for the Group’s Risk Management Framework to operate effectively. Building and maintaining a strong risk culture is a continuing focus of the Board. Following the release of AUSTRAC’s Statement of Claim, APRA required Westpac to reassess whether our Culture, Governance and Accountability (CGA) Program, which was put in place to implement recommendations from Westpac’s 2018 CGA self-assessment, remained fit for purpose. One of the main conclusions from the CGA reassessment (completed during 2020), was that aspects of our non-financial risk culture were ‘immature and reactive’. The CGA reassessment further emphasised the importance of sound risk management, of high-quality oversight by the Board and Group Executives, strong risk capabilities, a proactive risk culture, effective risk boundaries and timely escalation of issues. The CGA reassessment makes clear that a program of deeper change is required. Westpac recognises this and the Board has approved the CGA reassessment remediation plan and is overseeing the CORE program, designed to respond to the recommendations of the CGA reassessment, including strengthening our risk culture. Further information about CORE is set out in the Strategic Review in our 2020 Annual Report. Westpac aspires to a mature risk culture that proactively identifies, manages and mitigates risks, learns from risk events and continuously anticipates new risks and opportunities. To track progress towards our goal, we have developed and implemented several risk culture tools and processes to assist management better measure, monitor and manage our risk culture, with the intention of improving Group-wide ownership and accountability for risk and building a stronger risk culture. Roles and responsibilities The Board has delegated to the Board Risk Committee responsibility to: establish a view of the Group’s current and future risk position relative to its risk appetite and capital strength; review and approve frameworks, policies and processes for managing risk; and review and, where appropriate, approve risks beyond the approval discretion provided to management. In June 2020, the Board Legal, Regulatory & Compliance Committee was established as a sub-committee of the Board Risk Committee to assist it with overseeing financial crime risk, material litigation and regulatory investigations, customer remediation activities and customer complaints, compliance and conduct risk and material legal and regulatory change relevant to the Group. The Westpac Group Risk Management Framework, Risk Management Strategy and Risk Appetite Statement are reviewed annually and have been reviewed by the Board Risk Committee and were approved by the Board during the financial year ended 30 September 2020. The Board Risk Committee is responsible for reviewing and monitoring the risk profile and controls of the Group for consistency with the Group Risk Appetite Statement and for reviewing and monitoring capital levels for consistency with the Group’s risk appetite. The Board Risk Committee receives regular reports from management on the effectiveness of our management of Westpac’s material risks. More detail about the role of the Board Risk Committee and the Board Legal, Regulatory & Compliance Committee is set out later in this section under the heading ‘Board Risk Committee’ and ‘Board Legal, Regulatory & Compliance Committee’ respectively. The CEO and Executive Team are responsible for implementing our risk management framework and risk management strategy, and for developing frameworks, policies, controls, processes and procedures for identifying and managing risk in all of Westpac’s activities. We have adopted and continue to embed a Three Lines of Defence model to aid in end-to-end management of risk, within which all employees play an active role. We have put in place a risk management framework that seeks to: deliver suitable, fair and clear outcomes for our customers that support market integrity; protect Westpac’s depositors, policyholders and investors by maintaining a balance sheet with sound credit quality and buffers over regulatory minimums; and meet our regulatory and statutory obligations. Westpac is currently upgrading its end-to-end risk management capabilities as part of an ongoing program of work that spans both financial and non-financial risk. This work includes the CORE program. For further information, refer to the Strategic Review in our 2020 Annual Report.

20WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT Corporate governance The 1st Line of Defence – Business and Support: manages the risk they originate The 1st Line proactively identifies, evaluates, owns and manages the risks in their business/domain. It also seeks to ensure that business activities are within approved risk appetite and policies. In managing its risk, the 1st Line is required to establish and maintain appropriate governance structures, controls, resources and self-assessment processes, including issue identification recording and escalation procedures. This accountability cannot be abrogated. The 1st Line is accountable for ‘self-certification’. The 2nd Line of Defence – Risk: provides oversight, insight and control of 1st Line activities The 2nd Line sets frameworks, controls (including policies and limits) and standards for use across the Group. The 2nd Line can require remediation or cessation of activity where these are not adhered to. Their approach is intended to be risk-based and proportionate to 1st line activities. The 2nd Line’s role is to review and challenge 1st Line activities and decisions that may materially affect Westpac’s risk position, and independently evaluates the effectiveness of the 1st Line’s controls, monitoring, compliance, and monitors progress towards mitigating risks. In addition, the 2nd Line’s role is to provide insight to the 1st Line, assisting in developing, maintaining and enhancing the business’ approach to risk management. The 2nd Line considers and reports the aggregated risk profile of the Group to facilitate end-to-end oversight of risk. The 3rd Line of Defence – Provides Independent audit Group Audit is an independent assurance function. Its role is to evaluate and opine on the adequacy and effectiveness of both 1st and 2nd Line risk management approaches and track remediation progress, with the aim of providing the Board, and Senior Executives, with information about whether the Group’s governance, risk management and internal controls are operating effectively. Our overall risk management governance structure is set out in more detail in the table ‘Risk Management Governance Structure’ included in this Corporate Governance Statement. Westpac distinguishes between different types of risk: risk culture – the risk that our culture does not promote and reinforce behavioural expectations or structures to identify, understand, discuss and act on risks. This leads to ineffective risk management, poor risk awareness, risk-taking outside of risk appetite that is tolerated and a culture where key learnings are not integrated into Group-wide and customer outcomes, impeding continuous improvement; strategic risk – the risk that the Group makes incomplete strategic choices, does not implement it strategies successfully, or does not respond effectively to changes in the operating environment; capital adequacy risk – the risk that the Group has an inadequate level or composition of capital to support its normal business activities and to meet its regulatory capital requirements under normal operating environments or stressed conditions; funding and liquidity risk – the risk that the Group cannot meet its payment obligations or that it does not have the appropriate amount, tenor or composition of funding and liquidity to support its assets; credit risk – the risk of financial loss where a customer or counterparty fails to meet their financial obligations to Westpac; market risk – the risk of an adverse impact on earnings resulting from changes in the value of the Group’s positions as a result of a change in financial market factors, such as foreign exchange rates, interest rates, commodity prices or equity prices. This includes interest rate risk in the banking book - the risk to interest income from a mismatch between the duration of assets and liabilities that arises in the normal course of business activities; financial crime risk – the risk that the Group fails to prevent financial crime and comply with applicable global financial crime regulatory obligations; operational risk – the risk of loss resulting from inadequate or failed internal processes, people and systems or from external events. This definition excludes strategic risk. While legal risk and regulatory risk arise through inadequate or failed processes, people and systems or from external events, these are reflected primarily in conduct and compliance risk; cyber risk – the risk that the Group’s or its third parties’ data or technology are inappropriately accessed, manipulated or damaged from cybersecurity threats or vulnerabilities; conduct and compliance risk – the risk of failing to abide by compliance obligations required of us or otherwise failing to have behaviours and practices that deliver suitable, fair and clear outcomes for our customers and that support market integrity; and reputational and sustainability risk – the risk that an action, inaction, transaction, investment or event will reduce trust in the Group’s integrity and competence by clients, counterparties, investors, regulators, employees or the public. Westpac has received advanced accreditation from APRA and the RBNZ under the Basel II capital framework, and uses the Advanced Internal Ratings Based (Advanced IRB) approach for credit risk and the Advanced Measurement Approach (AMA) for operational risk when calculating regulatory capital. Material exposure to economic, environmental and social sustainability risks Westpac seeks to manage its material exposures to economic, environmental and social sustainability risks in accordance with its risk management strategy and frameworks. Further details about these risks and how Westpac seeks to manage them are referred to in our 2020 Annual Report (see pages 34 to 51 and pages 144 to 163) and our Sustainability Performance Report available on our website at https:// www.westpac.com.au/about-westpac/sustainability/.

Corporate governance WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT 21 CORPORATE GOVERNANCE STATEMENT Board Risk Committee The Board Risk Committee comprises five independent, Non-executive Directors and is chaired by Peter Marriott. As set out in its charter, the Board Risk Committee’s role is to: assist the Board to consider and approve the Group’s overall risk management framework for managing financial and non-financial risks; review and oversee the risk culture across the Group; review and recommend the Group Risk Management Framework, the Group Risk Management Strategy and the Group Risk Appetite Statement to the Board for approval; review and monitor the risk profile and controls of the Group for consistency with the Group Risk Appetite Statement and assist the Board set the risk appetite for material risks; review and approve the frameworks, policies and processes for managing risk; review and approve the limits and conditions that apply to credit risk approval authority delegated to the CEO, CFO and Chief Risk Officer (CRO) and any other officers of the Westpac Group to whom the Board has delegated credit approval authority; monitor changes anticipated for the economic and business environment including consideration of emerging risks and other factors considered relevant to our risk profile and risk appetite; assist the Board to make its annual declaration to APRA on risk management under APRA prudential standard CPS 220 Risk Management; review and where appropriate approve risks beyond the approval discretion provided to management; and assist the Board to oversee compliance management within the Group. From the perspective of specific types of risk, the Board Risk Committee’s role as set out in the current Committee charter includes: credit risk – approving material policies and limits supporting the Group Credit Risk Management Framework, approving credit provisioning, and monitoring the risk profile, performance and management of our credit portfolio; liquidity risk – approving key policies and limits supporting the Group Liquidity Risk Management Framework, including our annual funding strategy, recovery and resolutions plans, liquidity targets and limits, and monitoring the liquidity position and requirements; market risk – approving key policies and limits supporting the Group Market Risk Management Framework, and reviewing and monitoring the market risk performance, exposures, and risk positions; operational risk – approving key policies supporting the Group Operational Risk Management Framework and monitoring the performance of operational risk management and controls; and reputation and sustainability risk – reviewing and approving the Group Reputation and Sustainability Risk Management Frameworks and monitoring the associated management of these risks. The Board Risk Committee also: oversees and approves the Internal Capital Adequacy Assessment Process and in doing so reviews and recommends the target capital ranges for regulatory capital and reviews and monitors capital levels for consistency with the Westpac Group’s risk appetite; approves the Westpac Group stress testing, including review and approval of the material scenarios adopted and monitors material stress testing results and management responses; provides relevant periodic assurances and reports (as appropriate) to the Board Audit Committee; reviews and approves other risk management frameworks and/or the monitoring of performance under those frameworks (as appropriate); forms a view of Westpac’s risk culture and the extent to which that supports the ability of the Group to operate consistently within the Westpac Group Risk Management Framework and Westpac Group Risk Appetite Statement and oversees the identification of, and steps taken to address, any desirable changes to risk culture and periodically reports to the Board; refers or recommends to the Board and any other Board Committee (as appropriate) any matters that have come to the attention of the Board Risk Committee that are relevant for the Board or the respective Board Committee; and in its capacity as the Westpac Group’s US Risk Committee, oversees the key risks, risk management framework and policies of the Group’s US operations. Board Financial Crime Committee In November 2019, the Board established the Board Financial Crime Committee, to oversee the implementation of Westpac’s enhanced financial crime program. The Board Financial Crime Committee comprised four independent, Non-executive Directors and was chaired by Peter Nash. As set out in the Charter, the key responsibilities of the Board Financial Crime Committee were to assist the Board oversee the: implementation of Westpac’s Financial Crime Strategic Plan, supplemented as appropriate by the Response Plan announced on 24 November 2019; program of work set up to implement aspects of the Response Plan referred to above; and appointment of external experts to independently review Westpac’s management of financial crime (through the Plan and Program) and oversee the review (or reviews) of any relevant accountability. The Board Financial Crime Committee as part of its role, commissioned Promontory to undertake the External Accountability and Financial Crime Program Review and reviewed the outcomes and recommendations of those reports. The Board Financial Crime Committee was dissolved on 1 June 2020, with its remaining responsibilities assumed by the Board Legal, Regulatory & Compliance Committee.

22WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT Corporate governance Board Legal, Regulatory & Compliance Committee On 1 June 2020, the Board Legal, Regulatory & Compliance Committee was established as a sub-committee of the Board Risk Committee to enhance oversight of non-financial risk. The Board Legal, Regulatory & Compliance Committee comprises five independent, Non-executive Directors and is chaired by Peter Nash. As set out in its charter, key responsibilities of the Board Legal, Regulatory & Compliance Committee are to assist the Board Risk Committee, as it oversees: material legal and regulatory change relevant to the Group; and the Group’s management of: material litigation (including class actions) and regulatory investigations; compliance; conduct risk; financial crime risk; customer remediation activities and customer complaints; and such other operational risk activities as are delegated to the Board Legal, Regulatory & Compliance Committee by the Board Risk Committee. From the perspective of specific types of risk, the Board Legal, Regulatory & Compliance Committee’s role as set out in its charter includes: financial crime risk – reviewing and approving the Westpac Group Financial Crime Risk Management Framework, and key supporting policies and standards, including receiving information regarding material breaches of the Westpac ABC Policy and monitoring the Group’s financial crime risk performance and controls; and compliance and conduct risk – reviewing and approving the Westpac Group Compliance and Conduct Risk Management Framework, and key supporting policies and standards, and reviewing and monitoring Westpac’s risk performance and controls. Compliance and Conduct Risk Management Framework The Compliance and Conduct Risk Management Framework describes the Group’s approach to managing compliance and conduct risk. The Framework supports the Board approved Risk Management Framework and is also supported by appropriate Group wide and Divisional Compliance policies. The compliance and conduct management system supports our commitment to satisfying our compliance requirements and creating an effective, proactive and forward-looking approach to managing compliance and conduct risk. The system is a continuous cycle, comprising of framework components which operate independently as well as interactively to provide an end-to-end approach for managing compliance and conduct risk within our Board-approved risk appetite. It is underpinned by the Group’s risk culture and a three lines of defence model. Remuneration The Board Remuneration Committee assists the Board in discharging its responsibilities by overseeing remuneration policies and practices of Westpac and its related bodies corporate in the context that these practices: fairly and responsibly reward individuals having regard to performance; and reflect Westpac’s risk management framework, the law and the highest standards of governance. The Board Remuneration Committee has been in place for the whole of the financial year and is comprised of three independent Non-executive Directors and is chaired by Craig Dunn. All members of the Board Remuneration Committee are also members of either the Board Risk Committee or the Board Legal, Regulatory & Compliance Committee, which assists in the integration of effective risk management into the remuneration framework. As set out in its charter, the key responsibilities of the Board Remuneration Committee are: reviewing and recommending to the Board the Westpac Group Remuneration Policy (Group Remuneration Policy) and assessing the Group Remuneration Policy’s effectiveness and its compliance with laws, regulations and prudential standards; reviewing and recommending to the Board the individual remuneration levels of the Non-executive Directors, CEO, Group Executives, other senior executives who report directly to the CEO, any other Accountable Persons under the BEAR, other persons whose activities in the Board Remuneration Committee’s opinion affect the financial soundness of Westpac, any person specified by APRA, and any other person the Board determines; reviewing and recommending to the Board the remuneration structures for each category of persons covered by the Group Remuneration Policy; reviewing and making recommendations to the Board on corporate goals and objectives relevant to the remuneration of the CEO, and the performance of the CEO considering these objectives; reviewing and making recommendations to the Board on the short and long-term variable reward plans and outcomes and adjustments to variable remuneration for Group Executives and any other Accountable Person under the BEAR; reviewing and making recommendations to the Board regarding the size of variable reward pools each year based on consideration of pre-determined business performance indicators and the financial soundness of Westpac; approving remuneration arrangements outside of the Group Remuneration Policy relating to individuals or groups of individuals which are significant because of their sensitivity, precedent or disclosure implications; reviewing and making recommendations to the Board in relation to the approval of all equity-based plans; and overseeing general remuneration practices across the Group.

Corporate governance WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT23 CORPORATE GOVERNANCE STATEMENT The Board Remuneration Committee reviews and makes recommendations to the Board for the adjustment of variable components of remuneration downwards or to zero if appropriate, in accordance with the Group Remuneration Policy, where: subsequent information or circumstances indicate that all or part of the grant was not justified; or it determines that an adjustment should be made as a result of risk or compliance failures, poor customer outcomes, where an Accountable Person has failed to comply with their accountability obligations under the BEAR or any other matter it considers relevant. Independent remuneration consultants are engaged by the Board Remuneration Committee to provide information across a range of issues, including remuneration benchmarking, market practices and emerging trends and regulatory reforms. The Board Remuneration Committee seeks feedback from and considers matters raised by the Board Risk Committee, the Board Legal, Regulatory & Compliance Committee and the Board Audit Committee, including with respect to remuneration outcomes, adjustments to remuneration and alignment of remuneration with the risk management framework. The Board Remuneration Committee refers to the Board and any other Board Committee any matters that come to its attention that are relevant for the Board or the respective Board Committee. Further details of our remuneration framework, including policies and practices regarding the remuneration of Non-executive Directors and the remuneration of the CEO and other senior executives, are included in the Remuneration Report in Section 10 of the Directors’ report (which is located in our 2020 Annual Report). The Board Remuneration Committee reviews and recommends the Remuneration Report through the Board Audit Committee to the Board for approval.

24WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT Corporate governance Risk Management Governance Structure The roles and responsibilities that comprise Westpac’s risk management governance structure are set out in the table below: Board approves our overall risk management framework, the Westpac Group Risk Management Framework, the Westpac Group Risk Management Strategy and the Westpac Group Risk Appetite Statement, and monitors the effectiveness of risk management by the Westpac Group; and makes an annual declaration to APRA on risk management in accordance with regulatory requirements. Board Risk Committee assists the Board to consider and approve the Group’s overall risk management framework for managing financial and non-financial risk; reviews and recommends the Westpac Group Risk Management Framework, the Westpac Group Risk Management Strategy and Westpac Group Risk Appetite Statement to the Board for approval; reviews and assists the Board oversee the risk culture across the Westpac Group; monitors the risk profile and controls of the Group for consistency with the Group Risk Appetite Statement and assists the Board to set the risk appetite for material risks; reviews and approves frameworks, policies and processes for managing risk; reviews and approves the limits and conditions that apply to credit risk approval authority delegated to the CEO, CFO, CRO and any other officers of the Westpac Group to whom the Board has delegated credit approval authority; monitors changes anticipated for the economic and business environment including consideration of emerging risks and other factors considered relevant to our risk profile and risk appetite; assists the Board to make its annual declaration to APRA on risk management under APRA prudential standard CPS220 Risk Management; reviews and where appropriate approves risks beyond the approval discretion provided to management; and assists the Board to oversee compliance management within the Group. Board Legal, Regulatory & Compliance Committee assists the Board Risk Committee as it oversees: material legal and regulatory change relevant to the Westpac Group; the Westpac Group’s management of: material litigation (including class actions) and regulatory investigations involving the Westpac Group; compliance; conduct risk; financial crime risk; customer remediation activities and customer complaints; and such other operational risk activities as are delegated to the Board Legal, Regulatory & Compliance Committee by the Board Risk Committee. Other Board Committees with a risk focus Board Audit Committee oversees the integrity of the financial statements, financial reporting systems, and the Group’s corporate reporting including the Group’s financial reporting, and compliance with prudential regulatory reporting and professional accounting requirements and matters relating to taxation risks. Board Remuneration Committee oversees remuneration policies and practices of the Westpac Group in the context that these policies and practices reflect Westpac’s risk management framework, including making recommendations to the Board for the reduction or lapsing of incentive-based equity grants to employees as a result of risk or compliance failures. Board Technology Committee oversees the implementation of the Westpac Group’s technology and data strategy and oversees the implementation of programs within the Enterprise Change Portfolio, including monitoring the delivery of the major technology related transformation programs. Executive Team executes the Board-approved strategy; delivers the Westpac Group’s various strategic and performance goals within the approved risk appetite; approves the position statements that guide the Westpac Group’s response to sustainability issues; and monitors key risks within each business unit, capital adequacy and the Westpac Group’s reputation.

Corporate governance WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT25 CORPORATE GOVERNANCE STATEMENT Executive risk committees Westpac Group Executive Risk Committee leads the management and oversight of material risks across the Westpac Group within the context of the risk appetite approved by the Board; oversees the effectiveness of the Risk Management Framework and the execution of the Risk Management Strategy; monitors and reviews the Group’s risk profile for all identified material risks; shapes and promotes a strong risk culture; and oversees emerging risks and allocates responsibility for assessing impacts and implementing appropriate actions to address these. Westpac Group Executive Technical Risk Committee reviews, supports, approves and monitors risk class risk management frameworks and key supporting policies; monitors the review of risk models, model risk and capital measurements and methodologies; and monitors and reviews stress testing and scenario analysis and capital. Westpac Group Asset & Liability Committee leads the optimisation of funding and liquidity risk-reward across the Group; reviews the level and quality of capital to ensure that it is commensurate with the Group’s risk profile, business strategy and risk appetite; oversees the Liquidity Risk Management Framework and key policies; oversees the funding and liquidity risk profile and balance sheet risk profile; and identifies emerging funding and liquidity risks and appropriate actions to address these. Westpac Group Credit Risk Committee reviews and oversees the Credit Risk Management Framework and key supporting policies; oversees Westpac’s credit risk profile; and identifies emerging credit risks, allocates responsibility for assessing impacts, and responds as appropriate. Westpac Group Market Risk Committee reviews and oversees the Market Risk Management Framework and key market risk management policies; reviews policies and limits for managing traded and non-traded market risk; and reviews and oversees the market risk, equity risk and insurance risk profile. Westpac Group Operational and Compliance Risk Committee leads the optimisation of operational, conduct and compliance risk across the Group; reviews and oversees the Operational Risk Management Framework and Compliance and Conduct Risk Management Framework and key supporting policies; oversees Westpac’s operational risk and conduct and compliance risk profiles; and identifies emerging operational, conduct and compliance risks, and appropriate actions to address these. Westpac Group Remuneration Oversight Committee The primary function of the Westpac Group Remuneration Oversight Committee is to assist the Board Remuneration Committee and the Westpac Board in fulfilling its responsibility to oversee remuneration policies and practices of Westpac and its related bodies corporate. Some of the key responsibilities of the Westpac Group Remuneration Oversight Committee include: supporting the CEO, Board Remuneration Committee and the Board by reviewing and approving remuneration frameworks, guidelines and short term variable reward plans underpinning the Board-approved Westpac Group Remuneration Policy from a Human Resources, Risk (including Compliance), Finance and Legal perspective and in line with external requirements; assisting the Board Remuneration Committee and the Board in fulfilling its responsibility to oversee remuneration policies and practices of the Group in the context that these policies and practices fairly and responsibly reward individuals having regard to customer and shareholder interests, long term financial soundness and prudent risk management; recommending to the CEO for recommendation to the Board Remuneration Committee remuneration arrangements, including remuneration review and remuneration adjustment outcomes, for Responsible Persons, risk and financial control employees, Material Risk Takers and other individuals whose activities may impact the financial soundness of Westpac below the Group Executive level; and recommending to the CEO for recommendation to the Board Remuneration Committee the criteria and rationale for determining the total quantum of the Group variable reward pool. Prudential Reporting and Compliance Committee oversees from a Group-wide perspective, the Group’s compliance with prudential requirements and regulatory reporting; oversees the effective management of prudential compliance breaches, incidents and issues including remediation actions; and

26WESTPAC GROUP 2020 CORPORATE GOVERNANCE STATEMENT Corporate governance monitors and reviews ongoing prudential governance activities, including changes to prudential standards. Reputational Risk Committee reviews issues with material reputation risk that arise in the operations of Westpac’ business to mitigate reputation risk and detrimental customer impacts. Westpac Group Financial Crime Risk and Compliance Committee oversees AML/CTF, ABC, sanctions and tax transparency within the context of the risk appetite approved by the Board; reviews and oversees the Financial Crime Risk Management Framework, key supporting policies, programs and standards; monitors and oversees Westpac’s financial crime risk profile; and identifies emerging financial crime risks and appropriate actions to address these. Risk function promotes a strong risk culture; owns the design and content of the Risk Management Framework; defines the structure and coverage of risk appetite; defines the annual risk strategy to execute the Risk Management Framework ensuring that the management of risks is in alignment with risk appetite and business strategy; establishes risk policies, procedures and limits; measures and reports on risk levels; and provides oversight of and direction on the management of risks. Independent internal review Group Audit reviews the adequacy and effectiveness of management controls over risk. Divisional business units and functions Business Units and Functions responsible for identifying, evaluating and managing the risks that they originate within approved risk appetite and policies; and establish and maintain appropriate risk management and compliance controls, resources and self-assessment processes.